Exhibit 11.1

                                 COMPUTATION OF PER SHARE EARNINGS
                     (US dollars in thousands, except share and per share data)


                                               Year ended          Year ended          Year ended
                                              December 31,        December 31,        December 31,
                                                 2001                 2000                 1999
                                                 ----                 ----                 ----

Basic (loss) earnings per share:
     Net (loss) income                        $     (4,374)       $    (18,099)       $     17,055
                                              ============        ============        ============

     Weighted average number of
        shares                                  17,611,886          17,608,167          18,144,179
                                              ------------        ------------        ------------

     Net (loss) earnings per share            $      (0.25)       $      (1.03)       $       0.94
                                              ============        ============        ============

Diluted (loss) earnings per share:

     Net (loss) income                        $     (4,374)       $    (18,099)       $     17,055
                                              ============        ============        ============


     Weighted average number of
        shares                                  17,611,886          17,608,167          18,144,179
                                              ------------        ------------        ------------

     Assuming conversion of
        stock options under
        the employment agreement
        and Stock Option Plan                         --                  --               835,170
                                              ------------        ------------        ------------

     Weighted average number of
        shares and dilutive
        potential common stock
        used in computation                     17,611,886          17,608,167          18,979,349
                                              ------------        ------------        ------------

     Net (loss) earnings per share and
        dilutive potential common stock       $      (0.25)       $      (1.03)       $       0.90
                                              ============        ============        ============